Exhibit 21


                     SUBSIDIARIES OF SILICONIX INCORPORATED


                                     Jurisdiction
                                     of Incorporation                Percent
          Subsidiary                 or Organization                 Owned
          ----------                 ---------------                 -----

1.  Siliconix Limited                United Kingdom                   100%
2.  Siliconix (Taiwan) Limited       Taiwan                           100%
3.  Siliconix, Ltd. (Taiwan)         Taiwan                           100%
4.  Siliconix Technology C.V.        Netherlands                      100%
5.  Siliconix Technology B.V.        Netherlands                      100%
6. Siliconix Semiconductor,Inc.      United States (Delaware)         100%
7. Vishay Siliconix, LLC             United States (Delaware)         100%
8. Shanghai Simconix Co. Ltd.        People's Republic of China        95%
9. Siliconix Israel Ltd.             Israel                           100%